UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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RADNET, INC.
(Name of Registrant as Specified in its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

May 4, 2011

Dear Stockholder:

On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting of Stockholders of RadNet, Inc. to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Thursday, June 16, 2011, at 10:00 a.m. (Pacific time). At this meeting, stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.  You may vote by mailing your proxy or voting instruction card using the postage-paid return envelope included for your convenience.  If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through Broadridge Financial Solutions, Inc. that allows you to vote by telephone or the Internet.  If so, the voting form that your nominee sends you will provide telephone and Internet instructions.

Thank you for your continued interest in RadNet, Inc.  We look forward to seeing you at the Annual Meeting.

Sincerely, Norman R. Hames Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the 2011 Annual Meeting of Stockholders:
The Proxy Statement for the 2011 Annual Meeting of Stockholders and the Annual Report for the year ended December 31, 2010, are available at http://www.radnet-inc.com.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 16, 2011

RadNet, Inc. will holds its Annual Meeting of Stockholders on Thursday, June 16, 2011, at 10:00 a.m. (Pacific time) at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025.

Stockholders of record at the close of business on April 27, 2011, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.  The following items are on the agenda:

1.	The election of seven nominees named in the attached Proxy Statement as directors to hold office until the 2012 Annual Meeting of Stockholders;

2.	The amendment to the 2006 Equity Incentive Plan to increase the number of shares available for issuance by 4,500,000, from 6,500,000 to 11,000,000;

3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

4.	An advisory vote on the compensation of our named executive officers;

5.	An advisory vote on the frequency of the advisory vote on the compensation of our named executive officers; and

6.	Other business that may properly come before the Annual Meeting (including adjournments and postponements).

The foregoing items of business are more fully described in the accompanying Proxy Statement.

By Order of the Board of Directors, Norman R. Hames Corporate Secretary

May 4, 2011
Los Angeles, California

Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the meeting.  A postage-paid return envelope is enclosed for your convenience.  Stockholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or to vote telephonically.  If a stockholder’s broker, bank or other nominee participates in a program that allows voting via telephone or the Internet, such stockholder may do so by following the instructions on the form they receive from their broker, bank or other nominee.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, then you must obtain from the record holder a proxy issued in your name.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2011

General Information

The Board of Directors of RadNet, Inc., a Delaware corporation, is providing these proxy materials to you in connection with the solicitation of the enclosed proxy for use at our 2011 Annual Meeting of Stockholders.  The meeting will be held at our principal office at 1510 Cotner Avenue,  Los Angeles, CA 90025, on Thursday, June 16, 2011, at 10:00 a.m. (Pacific time) or at any adjournment or postponement thereof, for the purposes stated herein.  This Proxy Statement summarizes the information that you will need to know to vote in an informed manner.

Voting Rights and Outstanding Shares

We intend to mail this Proxy Statement and the accompanying proxy card on or about May 4, 2011 to all stockholders of record that are entitled to vote.  Holders of record at the close of business on April 27, 2011, the record date, are entitled to notice of, and to vote at, the Annual Meeting.  Each share is entitled to one vote.  On the record date, approximately 37,307,225 shares of our common stock were outstanding.

We will have a quorum to conduct the business of the Annual Meeting if holders of a majority of the shares of our common stock are present in person or represented by proxy.  Consequently, we will need to have 18,653,613 shares present in person or represented by proxy at the Annual Meeting in order to establish a quorum.  Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

With respect to the election of directors, stockholders may vote for, against or withhold the vote for each nominee for director. With respect to the frequency of the advisory vote on executive compensation, stockholders may vote for such advisory vote to occur every 1, 2 or 3 years or abstain from voting.  With respect to each other proposal, stockholders may vote for the proposal, against the proposal or abstain from voting.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the ratification of auditors, when they have not received instructions from their customers.  Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers.  A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

The election of directors requires a plurality of votes cast by shares present or represented at the meeting.  Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes in favor of their election. Shares not present at the meeting and broker non-votes will have no impact on the election of directors.  Please note that a bank, broker or nominee is not permitted to vote on behalf of beneficial owners with respect to uncontested elections of directors.  You must instruct your bank, broker or nominee on how to vote your shares for the election of directors.

The amendment to the 2006 Equity Incentive Plan (the “2006 Plan”) to increase the number of shares available to 11,000,000 must be approved by a majority of the shares present in person or represented by proxy and entitled to vote on such matters at the Annual Meeting.  With respect to such proposal, abstentions will be included in the number of shares present and entitled to vote with respect to such proposals and, accordingly, will have the effect of a vote “AGAINST” the proposal.  However, broker non-votes with respect to such proposal will not be counted as shares present and entitled to vote and, accordingly, will not have any effect with respect to the approval of such proposal (other than to reduce the number of affirmative votes required to approve the proposal).

The ratification of the appointment of our independent registered public accounting firm must be approved by a majority of the shares present in person or represented by proxy and entitled to vote on such matters at the Annual Meeting.  With respect to such proposal, abstentions will be included in the number of shares present and entitled to vote with respect to such proposals and, accordingly, will have the effect of a vote “AGAINST” the proposal.  However, broker non-votes with respect to such proposal will not be counted as shares present and entitled to vote and, accordingly, will not have any effect with respect to the approval of such proposal (other than to reduce the number of affirmative votes required to approve the proposal).

The advisory vote on the compensation of our named executive officers will be approved if a majority of the shares present in person or represented by proxy and entitled to vote on such matters at the Annual Meeting vote in favor of such proposal.  With respect to such proposal, abstentions will be included in the number of shares present and entitled to vote with respect to such proposals and, accordingly, will have the effect of a vote “AGAINST” the proposal.  However, broker non-votes with respect to such proposal will not be counted as shares present and entitled to vote and, accordingly, will not have any effect with respect to the approval of such proposal (other than to reduce the number of affirmative votes required to approve the proposal).

The advisory vote on the frequency of future non-binding votes on executive compensation asks stockholders to vote on whether future non-binding votes on named executive officer compensation should occur every year, every two years or every three years.  If none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

Although the vote on the compensation of our named executive officers and the frequency of such vote, Proposals 4 and 5, respectively, is advisory only, meaning that it is not binding on the Company, our Board of Directors will consider the results of the votes in its future consideration of the compensation of our named executive officers and the frequency of the advisory votes on such compensation.

Voting Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of two ways:

●	Attend the 2011 Annual Meeting of Stockholders and vote in person; or

●	Complete, sign, date and return the enclosed proxy card.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee, rather than our proxy card.

A number of brokers and banks participate in a program that allows stockholders to grant their proxy to vote shares by means of the telephone or Internet.  If your shares are held in an account with a broker or bank participating in such a program, then you may vote your shares via the Internet or telephonically by following the instructions on the form received from your broker or bank.

If you wish to vote in person at the Annual Meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

Tabulation of Votes

A representative from our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes.  The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the meeting (or in the case of proxies submitted by telephone or via the Internet, by the deadline specified in the instructions you receive from your broker or bank).  If no instruction is given, then the proxyholders named on the card will vote FOR each of the seven director nominees, FOR the amendment to the 2006 Equity Incentive Plan to increase the number of shares available to 11,000,000, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, FOR approving the compensation of our named executive officers, on an advisory basis, and FOR one year as to the preferred frequency of the advisory vote on the compensation of our named executive officers.  In addition, the individuals that we have designated as proxies for the meeting will have discretionary authority to vote for or against any other stockholder matter presented at the meeting.

Revocability of Proxies

As a stockholder of record, once you have submitted your proxy you may revoke it at any time before it is voted at the Annual Meeting.  You may revoke your proxy in any one of three ways:

●	You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

●	You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

●	You may vote in person at the Annual Meeting.

Solicitation

This solicitation is made by our Board of Directors, and we will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders.  We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners.  We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners.  Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, executive officers, employees or other agents.  No additional compensation will be paid to these individuals for these services.

Proposals of Stockholders for the 2012 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in RadNet, Inc.’s Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2012 Annual Meeting must be received by us not later than January 5, 2012, in order to be considered for inclusion in our proxy materials for that meeting.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice of the proposal or nomination in writing to our Corporate Secretary.  To be timely for the 2012 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 18, 2012 and March 19, 2012.  A stockholder’s notice to the Corporate Secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2011, by:

●	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock,

●
our principal executive officer, principal financial officer and each of our three other most highly compensated executive officers as of December 31, 2010 (collectively, the “Named Executive Officers”), and

●	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 37,307,225 shares of common stock outstanding on March 31, 2011.  We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, or SEC.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2011.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
5% or Greater Stockholders
James E. Flynn(1)	3,143,726		8.4%
Red Mountain Capital Partners II, L.P. (2)	2,151,749		5.8%

Directors and Named Executive Officers
Howard G. Berger, M.D.(3)	5,405,140		14.5%
Marvin S. Cadwell	166,250	(4)	*
John V. Crues, III, M.D.	645,375	(5)	1.7%
Norman R. Hames	1,456,231	(6)	3.7%
Lawrence L. Levitt	216,250	(7)	*
Michael L. Sherman, M.D.	225,065	(8)	*
David L. Swartz	251,250	(9)	*
Jeffrey L. Linden	1,118,333	(10)	3.0%
Mark D. Stolper	527,205	(11)	1.4%
Stephen M. Forthuber	666,667	(12)	1.8%
Michael N. Murdock	203,333	(13)	*
All directors and executive officers as a group (11 persons)	10,881,099	(14)	26.3%

*	Represents less than 1%.

(1)
According to the Schedule 13G/A filed with the SEC on February 2, 2011, Mr. Flynn is the beneficial owner of shares of common stock owned by various entities, including Deerfield Capital, L.P., and Deerfield Management Company, L.P. and he maintains shared voting and investment power over the shares of our common stock held by these entities.  The address for Mr. Flynn as set forth in the Schedule 13G/A filing is 780 Third Avenue, 37th Floor, New York, NY 10017.

(2)
According to the Schedule 13D filed with the SEC on February 22, 2011, Red Mountain Capital Partners II, L.P., or RMCP II, holds an aggregate of 2,151,749 shares of our common stock. RMCP GP LLC, or RMCP GP, is the general partner of RMCP II.  Red Mountain Capital Partners LLC, or RMCP LLC, is the managing member of RMCP GP. Red Mountain Capital Management, Inc., or RMCM, is the management member of RMCP LLC and Willem Mesdag, an individual, is the president, sole executive officer, sole director and sole stockholder of RMCM. Mr. Mesdag and RMCM disclaim beneficial ownership of all shares of our common stock held by RMCP II.   The address as set forth in the Schedule 13D filing is 10100 Santa Monica Boulevard, Suite 925, Los Angeles, CA 90067.

(3)
As a result of his stock ownership and positions as president and director, Dr. Berger may be deemed to be a controlling person of our Company. Represents shares held by the Howard and Fran Berger Family Trust, to which Dr. Berger and Mrs. Berger are trustees.

(4)	Beneficial ownership includes 166,250 shares subject to options exercisable within 60 days of March 31, 2011.

(5)	Beneficial ownership includes 66,667 shares subject to options and warrant exercisable within 60 days of March 31, 2011.

(6)	Beneficial ownership includes 1,456,231 shares subject to options and warrants exercisable within 60 days of March 31, 2011.

(7)	Beneficial ownership includes 166,250 shares subject to options and warrants exercisable within 60 days of March 31, 2011.

(8)	Beneficial ownership includes 166,250 shares subject to options exercisable within 60 days of March 31, 2011.

(9)	Beneficial ownership includes 166,250 shares subject to options and warrants exercisable within 60 days of March 31, 2011.

(10)	Beneficial ownership includes 533,333 shares subject to options and warrants exercisable within 60 days of March 31, 2011.

(11)	Beneficial ownership includes 450,000 shares subject to options and warrants exercisable within 60 days of March 31, 2011.

(12)	Beneficial ownership includes 666,667 shares subject to options exercisable within 60 days of March 31, 2011.

(13)	Beneficial ownership includes 203,333 shares subject to options exercisable within 60 days of March 31, 2011.

(14)	Beneficial ownership includes 4,041,231 shares subject to options and warrants exercisable within 60 days of March 31, 2011.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the 2011 Annual Meeting of Stockholders, all directors will be elected for a term expiring at the next annual meeting of stockholders to be held after their election.  Our Board of Directors, in accordance with our bylaws, has determined that the authorized number of directors shall be seven.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares represented by such proxy for the election of the seven director nominees listed in the table below.  Each of the nominees is currently a director of the Company and has consented to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee.  If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.

The following paragraphs include information that each of the seven nominees has provided to us about the positions he currently holds, his principal occupation and experience for the past five years, and the other companies in which he currently serves as a director or has served as a director during the past five years.  In addition, the information below includes each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that each nominee should serve as a director.

Nominees for Director

The names of the director nominees, their ages as of March 31, 2011 and other information about them are set forth below.

Name of Director Nominee	Age	Position	Director Since
Howard G. Berger, M.D.	65	President, Chief Executive Officer and Chairman of the Board	1992
Marvin S. Cadwell	67	Director	2007
John V. Crues, III, M.D.	61	Director	2000
Norman R. Hames	55	Director	1996
Lawrence L. Levitt	68	Director	2005
Michael L. Sherman, M.D.	68	Director	2007
David L. Swartz	67	Director	2004

Howard G. Berger, M.D. has served as President and Chief Executive Officer of our Company and its predecessor entities since 1987.  Dr. Berger is also the president or co-president of the entities that own Beverly Radiology Medical Group, or BRMG.  He began his career in medicine at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a masters program in medical physics in the University of California system. Dr. Berger  brings business leadership skills to our Board of Directors derived from his more than 25 years of experience in the development and management of the Company.

Marvin S. Cadwell served as a director of Radiologix, Inc. between June 2002 and November 2006.  He was appointed Chairman of the Board of Radiologix in December 2002 and served as Chairman of the Nominations and Governance Committee of the Board of Radiologix.  He was the Radiologix interim Chief Executive Officer from September 2004 until November 2004.  From December 2001 until November 2002, Mr. Cadwell served as Chief Executive Officer of SoftWatch, Ltd., an Israeli based company that provides Internet software.  Since 2003, he has served as a director of ChartOne, Inc., a private company that provides patient chart management services to the healthcare industry. Mr. Cadwell has experience as an executive officer of several companies in the healthcare industry and brings to our Board of Directors a strong background in operating management of various organizations.

John V. Crues, III, M.D. is a world-renowned radiologist.  Dr. Crues has served as our Vice President and Medical Director since 2000.  Dr. Crues received his M.D. at Harvard University, completed his internship at the University of Southern California in Internal Medicine, and completed a residency at Cedars-Sinai in Internal Medicine and Radiology.  Dr. Crues has authored numerous publications while continuing to actively participate in radiological societies such as the Radiological Society of North America, American College of Radiology, California Radiological Society, International Society for Magnetic Resonance Medicine and the International Skeletal Society. Dr. Crues is also currently Co-President of Pronet Imaging Medical Group and a director of BRMG. Dr. Crues plays a significant role as a musculoskeletal specialist for many of our patients as well as a resource for physicians providing services at our facilities and his active participation in radiological societies gives our Board of Directors access to thought leadership in the field of radiology.

Norman R. Hames has served as our Chief Operating Officer since 1996 and currently as our Executive Vice President,  Chief Operating Officer - Western Operations and Corporate Secretary.  Applying his 20 years of experience in the industry, Mr. Hames oversees all aspects of  our California facility operations.  His management team, comprised of regional directors, managers and sales managers, is responsible for responding to all of the day-to-day concerns of our California facilities, patients, payors and referring physicians.  Prior to joining our Company, Mr. Hames was President and Chief Executive Officer of his own Company, Diagnostic Imaging Services, Inc. (which we acquired), which owned and operated 14 multi-modality imaging facilities throughout Southern California.  Mr. Hames gained his initial experience in operating imaging centers for American Medical International, or AMI, and was responsible for the development of AMI’s single and multi-modality imaging centers. Mr. Hames brings business leadership skills from his experience as President and Chief Executive Officer of his own company and has a 20-year background in the day-to-day operations of imaging centers.

Lawrence L. Levitt is a certified public accountant and received his MBA in Accounting from the University of California Los Angeles.  Since 1987 Mr. Levitt has been the President and Chief Financial Officer of Canyon Management Company, a company which manages a privately held investment fund.  Mr. Levitt is also a director of River Downs Management Company, operator of a thoroughbred racetrack in Ohio. Mr. Levitt brings to our Board of Directors extensive financial accounting experience and is an audit committee financial expert under the SEC rules.

Michael L. Sherman, M.D., F.A.C.R., served as a Radiologix director from 1997 until November 2006.  He served as President of Advanced Radiology, P.A., a 90-person radiology practice located in Baltimore, Maryland, from 1995 to 2001, and subsequently as its board chairman and a consultant until his retirement from active practice in 2005.    In addition, Dr. Sherman was a director of HX Technologies, a healthcare IT company from 2006 to 2009 and was a director of MedStar Health, a seven-hospital system in the Baltimore-Washington, D.C.  market from 1998 until 2006.  He continues to serve on the board of MedStar Health’s private captive insurance company, Greenspring Financial Insurance Limited, Inc. Dr. Sherman is also a Senior Advisor for healthcare at FOCUS Enterprises, a Washington, D.C.-based investment banking firm. Dr. Sherman has broad experience in the medical and business aspects of radiology and brings extensive experience as a board member and chairman of various companies in the healthcare industry.  Effective January 2011, Dr. Sherman was elected to serve as the Chairman of the Nominating and Governance Committee.

David L. Swartz is a certified public accountant with over thirty-five years of experience providing accounting and advisory services to clients.  Mr. Swartz currently serves as a member of the board of directors of the California State Board of Accountancy and previously served as president.  Between 1993 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns LLP, a division of JH Cohn, and currently provides consulting services.  Prior to that, Mr. Swartz served as managing partner and was on the national board of directors of a 50 office international accounting firm.  Mr. Swartz is also a former chief financial officer of a publicly held shopping center and development company.  Mr. Swartz brings to our Board of Directors extensive public financial accounting experience, is an audit committee financial expert under the SEC rules and serves as the Chairman of the Audit Committee.  Effective January 2011, Mr. Swartz was appointed as Lead Independent Director.

There are no family relationships between any nominees or executive officers of our Company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Vote Required

The nominees who receive the highest number of votes represented by shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION
TO THE BOARD OF EACH OF THESE NOMINEES

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors.  Our Board of Directors selects our officers, delegates responsibilities for the conduct of our operations to those officers, and monitors their performance.

Meetings of the Board of Directors and Board Committees

Our Board of Directors meets at least on a quarterly basis and during fiscal year 2010, held ten meetings and took action by written consent once.  Each of the current directors serving in 2010 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend. We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance. Four of the seven directors attended the 2010 Annual Meeting of Stockholders.

Board Leadership Structure

The Chairman of the Board also serves as our Chief Executive Officer. Our Board of Directors has determined that its leadership structure is appropriate and effective. Our Board of Directors believes that having a single individual serve as both chair and chief executive officer fosters an important unity of leadership between our Board of Directors and our management team, provides clear accountability and promotes strategic development and execution. Our Board of Directors further believes that the combination of the offices facilitates the organization and efficiency of board meetings over the calendar year by permitting the Chief Executive Officer to develop a thoughtful and comprehensive agenda for review by our Board of Directors of the issues and matters most critical to the Company and to guide the review process in a manner that will assure efficient use of the time available to our Board of Directors.  This structure effectively utilizes the Chief Executive Officer’s knowledge of our Company and the industry as well as fostering greater communication between management and our directors which produces a greater degree of transparency among management and our directors. Effective January 2011, our Board of Directors appointed Mr. Swartz as Lead Independent Director.  In his capacity, Mr. Swartz will chair meetings of the Board of Directors in the absence of the Chairman of the Board, set the agenda and chair the executive sessions of the independent directors, and work together with the chairman of the Compensation and Management Development Committee to oversee the evaluation of our Chief Executive Officer. Four of the seven members of our Board of Directors are independent directors and all of those individuals serve on the committees of our Board of Directors. Our Chairman and Chief Executive Officer does not serve on any committee. As of January 2011, our Board of Directors holds regular executive sessions outside the presence of the Chief Executive Officer and other management, which our Board of Directors believes promotes appropriate independent leadership.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management, the Board of Directors does have an oversight role in managing the Company’s risk.  A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company.  In reviewing our strategy, business plan, budgets and major transactions, the Board of Directors considers, among other factors, the risks the Company faces, and how such risks can be managed. Our senior management regularly reports to the Board of Directors on areas of material risk, including operational, financial, legal and strategic risks which enable the Board of Directors to understand management’s views on risk identification, risk management and risk mitigation strategies.  While the full Board of Directors has an oversight role in managing our risk, various committees of the Board of Directors also have responsibility for risk management. The Director of Internal Audit reports directly to our Audit Committee on areas of material financial risk, including internal controls, and the Audit Committee reports to the full Board of Directors on risks identified by the Director of Internal Audit that the Audit Committee believes are material.  In addition, the Compensation Committee oversees the risks associated with our compensation policies and practices.

Director Independence

Our Board of Directors annually determines the independence of our directors in accordance with the independence requirements under the NASDAQ and the SEC rules.  As a result of this review, our Board of Directors has determined that Marvin S. Cadwell, Lawrence L. Levitt, Michael L. Sherman, M.D. and David Swartz each qualify as independent directors in accordance with the NASDAQ and the SEC rules. Howard G. Berger, M.D., John V. Crues, III, M.D., and Norman R. Hames are each currently an executive officer of our Company and therefore do not qualify as independent directors.

Director Nomination Process

The Board of Directors established a Nominating and Governance Committee in February 2011.  The Nominating and Governance Committee is responsible for identifying and evaluating director candidates and has the authority to employ  a third party search firm to assist in this process, if needed.  The Nominating and Governance Committee will consider stockholder nominees if such nominations have been made in accordance with our Bylaws and will evaluate candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee.  Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth below under “Communication with Our Board of Directors.”  No director candidates have been put forward by a stockholder or group of stockholders who beneficially owned more than five percent of our stock.

The Nominating and Governance Committee recommends nominees to the Board of Directors for election after carefully considering all candidates, taking into account all factors the committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge and the minimum qualifications as specified in the Nominating and Governance Committee Charter.

Our Board of Directors does not have a formal policy with regard to the consideration of diversity in the identification of director nominees. However, as part of the evaluation of board composition, the Nominating and Governance Committee will consider the diversity of candidates to ensure that our Board of Directors is comprised of individuals with a broad range of experiences and backgrounds (including, among other things, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge) who can contribute to the board’s overall effectiveness in carrying out its responsibilities and who can represent diverse viewpoints on our Board of Directors.   The Nominating and Governance Committee will assess the effectiveness of our efforts when  annually evaluating the composition of the Board of Directors as part of the annual nomination process.

Code of Ethics

We have adopted a written code of financial ethics applicable to our directors, officers and employees which is designed to deter wrongdoing and to promote:

●	honest and ethical conduct;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in our other public communications;

●	compliance with applicable laws, rules and regulations, including insider trading compliance; and

●	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Financial Ethics on our website at www.radnet.com under Investors — Corporate Governance. The Audit Committee is responsible for reviewing the Code of Financial Ethics and amending as necessary. Any amendments will be disclosed on our website.

Committees of the Board of Directors

As of February 2011, we have three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Governance Committee. The committees are comprised entirely of independent directors.  The membership of each committee is as follows, with the chairperson listed first:

Audit Committee	Compensation and Management Development Committee	Nominating and Governance Committee

David L. Swartz	Lawrence L. Levitt	Michael Sherman, M.D.
Marvin S. Cadwell	Michael Sherman, M.D.	Marvin S. Cadwell
Lawrence L. Levitt	David L. Swartz	Lawrence L. Levitt
David L. Swartz

Audit Committee

The Audit Committee meets periodically, but at least once a quarter to review the Company’s financial statements and the adequacy of and compliance with the Company’s internal and external financial reporting processes. The Audit Committee held four meetings in 2010.

The Audit Committee’s responsibilities include, among other things:

●	selecting and overseeing the engagement of a firm to serve as an independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence of our independent registered public accounting firm;

●	discussing the scope and results of the audit with our independent registered public accounting firm;

●	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

●	meeting with our independent registered public accounting firm and our management to consider the adequacy of our internal accounting controls and audit procedures; and

●	approving all audit and non-audit services to be performed by our independent registered public accounting firm.

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter.  The Audit Committee reviews the charter at least annually and modifies it as needed.  The Audit Committee Charter can be found on our website at www.radnet.com under Investors — Corporate Governance.

The Board of Directors has determined that all members of the Audit Committee are independent and financially literate.  Further, the Board of Directors has determined that Mr. Swartz and Mr. Levitt possess the requisite accounting and financial management expertise required under the NASDAQ Marketplace Rules and each qualifies as an “audit committee financial expert” as defined under the applicable SEC rules.

Compensation and Management Development Committee

The Compensation and Management Development Committee meets at least annually and is responsible for approving the compensation of executive officers and certain senior management and oversees the Company’s management development programs, performance assessment of senior executives and succession planning. The Compensation and Management Development Committee held five meetings in 2010.

The Compensation and Management Development Committee’s responsibilities include, among other things:

●	reviewing and, as it deems appropriate, recommending to our Board of Directors the compensation of executive officers and certain other senior management;

●	reviewing and administering our stock and equity incentive plans;

●
reviewing and, as it deems appropriate, recommending to our Board of Directors, policies, practices, and procedures relating to the compensation of our directors, officers, and other managerial employees and the establishment and administration of our employee benefit plans; and

●	reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals.

As noted in the Compensation Discussion and Analysis Section below, certain executive officers receive compensation from BRMG. Our relationship with BRMG is described in further detail under the “Certain Relationships and Related Party Transactions – Related Party Transactions” below.  The process employed by the Compensation and Management Development Committee in determining the appropriate compensation of executive officers is the same regardless of whether payments are made by the Company or BRMG.

The responsibilities of the Compensation and Management Development Committee are more fully described in the Compensation and Management Development Committee Charter.  The Compensation and Management Development Committee reviews the charter at least annually and modifies it as needed.  The Compensation and Management Development Committee Charter can be found on our website at www.radnet.com under Investors — Corporate Governance.

Nominating and Governance Committee

In February 2011, the Board of Directors established the Nominating and Governance Committee.  The Nominating and Governance Committee shall meet as frequently as circumstances dictate, but not less than once a year, and is responsible for identifying, evaluating and recommending qualified potential candidates to serve on the Board of Directors and its committees, coordinating the process for the Board of Directors to evaluate its performance and overseeing matters of corporate governance.

The Nominating and Governance Committee’s responsibilities include, among other things:

●	developing and recommending the criteria to be used in screening and evaluating potential candidates or nominees for election or appointment as directors;

●	establishing and overseeing a policy for considering stockholder nominees for directors, and developing the procedures that must be followed by stockholders in submitting recommendations;

●
monitoring and reviewing any issues regarding the independence of directors or involving potential conflicts of interest and evaluating any change of status or circumstances with respect to a director;

●	evaluating all nominees for election of directors;

●	developing and recommending to the Board of Directors, as necessary, corporate governance policies to be adopted and maintained;

●	identifying committee member qualifications and recommending appropriate committee member appointments to the Board of Directors; and

●	establishing and reviewing annually with the Board of Directors the procedures for stockholders to send communications to the Board of Directors.

 The responsibilities of the Nominating and Governance Committee are more fully described in the Nominating and Governance Committee Charter.  The Nominating and Governance Committee is required to review the charter at least annually and modify it as needed.  The Nominating and Governance Committee Charter can be found on our website at www.radnet.com under Investors — Corporate Governance.

COMMUNICATION WITH OUR BOARD OF DIRECTORS

Stockholders may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors.  All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation and Management Development Committee are listed previously in “Board of Directors and Corporate Governance — Committees of the Board of Directors.” No member of the Compensation and Management Development Committee has had a relationship with our Company or any of our subsidiaries other than as directors and stockholders and no member has been an officer or employee of our Company or any of our subsidiaries, a participant in a “related person” transaction or an executive officer of another entity, where one of our executive officers serves on the board of directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal 2010.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 31, 2011, and their positions are shown below.  Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Name of Executive Officer	Age	Position	Officer Since
Howard G. Berger, M.D.	65	President, Chief Executive Officer and Chairman of the Board	1992
John V. Crues, III, M.D.	61	Vice President and Medical Director	2000
Norman R. Hames	55	Executive Vice President, Secretary, Chief Operating Officer – Western Operations	1996
Stephen M. Forthuber	50	Executive Vice President and Chief Operating Officer – Eastern Operations	2006
Jeffrey L. Linden	68	Executive Vice President and General Counsel	2001
Mark D. Stolper	39	Executive Vice President and Chief Financial Officer	2004
Michael M. Murdock	56	Executive Vice President and Chief Development Officer	2007

Stephen M. Forthuber became our Executive Vice President and Chief Operating Officer for Eastern Operations subsequent to the Radiologix acquisition. He joined Radiologix in January 2000 as Regional Director of Operations, Northeast. From July 2002 until January 2005 he served as Regional Vice President of Operations, Northeast and from February until December 2005 he was Senior Vice President and Chief Development Officer for Radiologix. Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities.

 Jeffrey L. Linden joined us in 2001 and currently serves as our Executive Vice President and General Counsel. Prior to joining us, Mr. Linden had been engaged in the private practice of law. He has lectured before numerous organizations on various topics, including the California State Bar, the American Society of Therapeutic Radiation Oncologists, the California Radiological Association, and the National Radiology Business Managers Association.

Mark D. Stolper has served as our Chief Financial Officer since 2004 and prior to that was an independent member of our Board of Directors. Prior to joining us, he had diverse experiences in investment banking, private equity, venture capital investing and operations. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read. After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies. Mr. Stolper also worked for Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions.  Mr. Stolper is currently a member of the board of directors and audit committee for Metropolitan Health Networks, Inc. and is Chairman of the Board of CompuMed, Inc.

Michael Murdock has served as our Executive Vice President and Chief Development Officer since 2007. Mr. Murdock has spent the majority of his career in senior financial positions with healthcare companies, ranging in size from venture-backed startups to multi-billion dollar corporations, including positions with American Medical International and its successor American Medical Holding, Inc., a publicly traded owner and operator of acute care facilities, that was acquired by National Medical Enterprises, now Tenet Healthcare. From 1999 through 2004, Mr. Murdock served as Chief Financial Officer of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado and Utah. From 2005 to 2006, Mr. Murdock served as Chief Financial Officer of Radiologix and joined us following the Radiologix acquisition. Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

Our officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships among any of our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

 As a matter of policy, the Board of Directors reviews any transaction in which we are proposed to be a party, directly or indirectly, and any of the following persons or entities is or is entitled to be a party, directly or indirectly, to the transaction or any director has a material financial interest in the transaction: (i) any of our executive officers or any related person of any such officer or a director, (ii) any person or entity of which the executive officer or director or any related person is the owner of more than 5% of the securities, (iii) any person or entity that controls one or more of the persons specified in subparagraph (ii) or a person that is controlled by, or is under common control with one or more of the persons specified in subparagraph (ii), or (iv) an individual who is a general partner, principal or employer of a director. Additionally, any transaction which would be required to be disclosed pursuant to Item 404 of Regulation S-K is reviewed by the Board of Directors.

Related Party Transactions

Howard G. Berger, M.D. is our President and Chief Executive Officer, Chairman of the Board, and owns approximately 14.5% of our outstanding common stock. Dr. Berger also owns, indirectly, 99% of the equity interests in BRMG. BRMG provides all of the professional medical services at most of our California facilities under a management agreement and contracts with various other independent physicians and physician groups to provide all of the professional medical services at most of our other California facilities. We obtain professional medical services from BRMG in California, rather than providing such services directly or through subsidiaries, in order to comply with California’s prohibition against the corporate practice of medicine. However, as a result of this close relationship with Dr. Berger and BRMG, we believe that we are able to better ensure that professional medical services are provided at our California facilities in a manner consistent with our needs and expectations and those of our referring physicians, patients and payors than if we obtained these services from unaffiliated practice groups.

Under our management agreement with BRMG, which expires on January 1, 2014, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 79%, at December 31, 2010, is adjusted annually, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. For administrative convenience and in order to avoid inconveniencing and confusing our payors, a single bill is prepared for both the professional medical services provided by the radiologists and our non-medical, or technical, services, generating a receivable for BRMG. BRMG is a guarantor under the term loan facility and revolving credit facility we entered into in April 2010.

Dr. Crues receives all of his salary from Beverly Radiology Medical Group III, an affiliate of BRMG.  In 2010, Dr. Berger received $500,000 of his salary from Beverly Radiology Medical Group III.

Cohen & Lord, a professional corporation, a law firm with which Mr. Linden is associated, received $598,262 in fees during 2010. Mr. Linden has specifically waived any interest in our fees since becoming an officer of RadNet, Inc.

On June 1, 2009 we entered into a 10-year operating lease for a building at one of our imaging centers located in Wilmington, Delaware in which our Senior Vice President of Materials Management is a 50% owner. The monthly rent under this operating lease is approximately $25,000. We believe that the monthly lease amount is in line with similar 10-year lease contracts available for comparable buildings in the area.

Indemnification Agreements

We have indemnification agreements with each of our directors and certain officers in addition to provisions which are reflected in our certificate of incorporation and bylaws which require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The audit committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC.  The audit committee operates pursuant to a charter that is available on our website at www.radnet.com under Investors — Corporate Governance.

The audit committee oversees our financial reporting process on behalf of the Board of Directors.  Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting.  Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

In performing its responsibilities, the audit committee has reviewed and discussed, with management and Ernst & Young, the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2010.  The audit committee has also discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol.  1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the audit committee concerning independence, and has discussed Ernst & Young’s independence with Ernst & Young.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of RadNet, Inc. be included in the Company’s annual report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.  The audit committee has also reappointed Ernst & Young to serve as independent auditors for 2011, and requested that this appointment be submitted to our stockholders for ratification at their annual meeting.

Submitted by the Audit Committee:

David L. Swartz, Chair Marvin S. Cadwell Lawrence L. Levitt

*           The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion describes our compensation program for our Named Executive Officers and has been divided into the following five sections:

Executive Summary: summarizes our 2010 executive compensation program.

Compensation Philosophy: describes the principles forming the foundation of our compensation and benefits programs for executives.

Board Process: describes the processes, participants and tools that help us make compensation decisions for our Named Executive Officers.

Elements of Executive Compensation: describes the various components of the compensation that may be awarded to each of our Named Executive Officers.

2010 Compensation Determinations: describes the compensation decisions for each of our Named Executive Officers for the fiscal year ended December 31, 2010.

Executive Summary

We compensate our executive officers generally through a mix of base salary and equity compensation.  Our executive compensation program is designed to attract, retain and motivate talented executive officers who are capable of providing leadership, vision and execution necessary to achieve our business objectives.  We actively seek to foster an environment that aligns the interests of our executive officers with the creation of stockholder value through our equity compensation program.  To this end, we do not have a cash bonus structure in place for our executive officers.

Compensation decisions are determined by our independent Compensation and Management Development Committee and are not based on benchmarking against specific peer companies. For the year ended December 31, 2010, the Compensation and Management Development Committee did not retain any outside compensation consultants. The Compensation and Management Development Committee actively engages in dialogue with the Chief Executive Officer concerning the selection of strategic objectives and targets for performance based compensation. Generally, equity grants are based upon the recommendation of our Chief Executive Officer, with the Compensation and Management Development Committee retaining ultimate authority to accept, reject or modify such recommendation.

In 2010, the Company completed a debt refinancing plan and has continued the expansion of its business through strategic acquisitions during the fiscal year ended December 31, 2010.  The Compensation and Management Development Committee decided to grant an equity award of stock options to purchase 100,000 shares of common stock to some of our Named Executive Officers based, in part, on their efforts in connection with the debt refinancing and the continued expansion of the business.

Consistent with the last several years, the Compensation and Management Development Committee decided that the base salary of the Named Executive Officers for 2010 would remain unchanged from the prior years, with the exception of Dr. Berger.  Dr. Berger’s base salary has historically been paid by Beverly Radiology Medical Group III, an affiliate of BRMG.  In 2010, the Compensation and Management Development Committee increased Dr. Berger’s base salary from $500,000 to $625,000, with the additional $125,000 to be paid by the Company. Dr. Berger has served as our Chief Executive Officer and the Chairman of the Board since 1992 and continues to provide critical and thoughtful leadership and support.

In addition to the base salary and equity compensation, we pay the premiums for our executive officers’ coverage under our health insurance plans and some of our executive officers are provided a monthly car allowance.

Compensation Philosophy

The following principles influence and guide the compensation decisions of the Compensation and Management Development Committee:

The Compensation and Management Development Committee Believes in a Pay for Performance Culture

At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance. A substantial portion of executive officer compensation is contingent on, and variable with, achievement of objective corporate and/or individual performance objectives.

Compensation Decisions Should Promote the Interests of Stockholders

Compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The Compensation and Management Development Committee believes that stock options create long-term incentives that align the interest of management with the long-term interest of stockholders.

Compensation and Performance Pay Should Reflect Position and Responsibility

Total compensation and accountability should generally increase with position and responsibility.  Consistent with this philosophy:

●	Total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives.

●
As position and responsibility increases, a greater portion of the executive officer’s total compensation may be comprised of performance-based pay contingent on the achievement of performance objectives.

●	Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Internal Pay Equity

The Compensation and Management Development Committee believes that internal equity is an important factor to be considered in establishing compensation for our executive officers. A formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers has not been established, but the Compensation and Management Development Committee does review compensation levels to ensure that appropriate equity exists. The Compensation and Management Development Committee intends to continue to review internal compensation equity and may adopt a formal policy in the future, if it is determined that such a policy would be appropriate.

Compensation Should be Reasonable and Responsible

It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to be consistent with our focus on controlling costs.

Compensation Disclosures Should be Clear and Complete

The Compensation and Management Development Committee and management believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English. The Compensation and Management Development Committee and management believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

Board Process

Compensation and Management Development Committee

The Compensation and Management Development Committee has been delegated the authority by our Board of Directors to approve all compensation and awards to executive officers. With respect to equity compensation awarded to the executive officers and others, the Compensation and Management Development Committee acts as the administrator under our 2006 Plan and has the authority under that plan to grant restricted stock or stock options. Generally, equity grants are based upon the recommendation of our Chief Executive Officer, with the Compensation and Management Development Committee retaining ultimate authority to accept, reject or modify such recommendation.

Our Compensation and Management Development Committee meets as often as necessary to perform its duties and responsibilities. The Committee meets with executive management, including our Chief Executive Officer, and conducts meetings in executive session.

The Compensation and Management Development Committee’s annual process begins by determining the individual and corporate performance objectives for senior executive officers in each fiscal year. The Committee engages in an active dialogue with the Chief Executive Officer concerning the selection of strategic objectives and targets for performance based compensation. Corporate performance objectives may be established on the basis of a targeted return on capital employed for the Company or a particular business unit, or on the basis of another operating metric.

The Compensation and Management Development Committee meets in executive session each year to: (i) evaluate the performance of the Named Executive Officers, (ii) set the annual compensation of the Named Executive Officers, (iii) establish annual performance objectives for the current fiscal year, and (iv) consider and approve any grants of equity incentive compensation to the Named Executive Officers.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process.  The most significant aspects of management’s role are:

●	establishing the operating budget which forms the basis for performance objectives; and

●	our Chief Executive Officer making recommendations to the Compensation and Management Development Committee on salary levels and option awards.

Our Chief Executive Officer works with the Compensation and Management Development Committee in establishing the agenda for committee meetings.  Management also prepares meeting information for each Compensation and Management Development Committee meeting.

Our Chief Executive Officer also participates in committee meetings at the request of the Compensation and Management Development Committee to provide, among other things:

●	background information regarding the Company’s strategic objectives;

●	his evaluation of the performance of the senior executive officers, including accomplishments, areas of strength and weakness; and

●	compensation recommendations as to senior executive officers (other than himself).

Committee Advisors

Under its charter, the Compensation and Management Development Committee is granted, where appropriate, the authority to hire and fire advisors and compensation consultants.  The Company is obligated to pay for the advisors and consultants.  These advisors will report directly to the Compensation and Management Development Committee.  For the year ended December 31, 2010, the Compensation and Management Development Committee did not retain any outside compensation consultants.

Benchmarking

Our Compensation and Management Development Committee does not base its compensation decisions on benchmarking against a specific peer group of companies.  However, the Committee recognizes that our compensation practices must be competitive in the marketplace.  The Committee is generally aware of pay practices at other companies in our industry.  This marketplace information is only one of the many factors that the Committee considers in assessing the reasonableness of compensation.

Elements of Executive Compensation

Base Salary

Base pay is a critical element of executive compensation. We seek to establish a compensation level that is appropriate recognizing the executive officer’s achievements and contributions. Base pay also provides executives with a secure level of monthly income that is not at risk, and our Compensation and Management Development Committee believes that this gives our executive officers the ability to focus on the longer term and avoid the urgency which could otherwise encourage an executive officer to take unnecessary risks. In determining base salaries our Compensation and Management Development Committee considers the executive officer’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive officer, the executive officer’s past performance, the general pay practices at other companies in our industry, internal pay equity and the tax deductibility of base salary.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by the stockholders.

Our stock compensation plans have been established to provide certain of our employees, including our Named Executive Officers, with incentives to help align those employees’ interests with the interests of our stockholders. Our stock compensation plans have provided the principal method for our Named Executive Officers to acquire equity or equity linked interests in our Company.

The Compensation and Management Development Committee has elected to use stock options as our primary equity compensation vehicle.  All stock options incorporate the following features:

●	the term of the grant does not exceed 10 years;

●	the grant price is not less than the market price on the date of grant;

●	grants do not include “reload” provisions;

●	repricing of options is prohibited, unless approved by the stockholders; and

●	options generally vest over a term of years (3 to 5 years) beginning with the first anniversary of the date of grant.

The Compensation and Management Development Committee continues to use stock options as a long-term incentive vehicle because:

●
Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for the stockholders; and

●	The vesting period encourages executive retention and the preservation of stockholder value.

In determining the number of options to be granted to senior executive officers, the Compensation and Management Development Committee takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of total compensation.

Additional Benefits

Our executive officers, including our Named Executive Officers, participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

Perquisites to our Named Executive Officers are not a material element of our compensation program. We pay the premiums for our Named Executive Officers' coverage under our health insurance plans and some of our Named Executive Officers are provided a monthly car allowance.

Change in Control and Severance Arrangements

The employment agreements of some of our Named Executive Officers provide them with benefits if their employment is terminated under certain circumstances, including termination following a change in control. The details and amount of these benefits are set forth below under “Compensation of Directors and Executive Officers —Potential Payments Upon Termination or Change in Control — Severance Arrangements”;  “Compensation of Directors and Executive Officers — Potential Payments Upon Termination or Change in Control — Change-in-Control Arrangements” and “Compensation of Directors and Executive Officers — Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans.” The employment agreements, including the change in control provisions and the right to receive severance, were initially used to attract qualified executive officers and have continued to be used as a way to retain such qualified executive officers.

Deductibility of Executive Compensation

Our Compensation and Management Development Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In as much as no executive is currently paid an amount near the $1,000,000 threshold, our Compensation and Management Development Committee believes that compensation paid to our Named Executive Officers is generally fully deductible for federal income tax purposes. We also intend that stock options granted under our equity incentive plans are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and therefore exempt from the $1,000,000 limit. However, in certain situations, certain of the independent members of our Compensation and Management Development Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation of our Named Executive Officers.

2010 Compensation Determinations

The Compensation and Management Development Committee uses its judgment and discretion in determining the amount of base salary for each Named Executive Officer, which is reviewed on an annual basis. For the year ended December 31, 2010, the Compensation and Management Development Committee reviewed base salaries and made no change to such salaries, except for Dr. Berger.   Dr. Berger’s base salary has historically been paid by Beverly Radiology Medical Group III, an affiliate of BRMG.  In 2010, the Compensation and Management Development Committee increased Dr. Berger’s base salary from $500,000 to $625,000, with the additional $125,000 to be paid by the Company. Dr. Berger has served as our Chief Executive Officer and the Chairman of the Board since 1992 and continues to provide critical and thoughtful leadership and support. During his 18 years of leadership, Dr. Berger has led every acquisition and financing, and has directly overseen all of our growth.

In addition to reviewing base salary compensation, the Compensation and Management Development Committee also considers the need for option grants since equity compensation is a primary component of total compensation. In 2010, the Compensation and Management Development Committee decided to make an equity grant of stock options to some of our Named Executive Officers. Messrs. Hames, Linden and Stolper, each a Named Executive Officer, were awarded options to purchase 100,000 shares of our common stock which vest in three equal annual increments beginning on the grant date. The Compensation and Management Development Committee decided to make these awards in order to provide each of these Named Executive Officers with a more significant equity stake in the Company and a greater incentive to contribute to our long term success and was based, in part, on their efforts in connection with our 2010 debt refinancing plan and the continued expansion of our business through strategic acquisitions during the fiscal year ended December 31, 2010, including the acquisition of eRAD, Inc.

2011 Compensation Determinations

For the last several years, the base salary of the executive officers has remained the same, except for Dr. Berger whose base salary was increased in 2010 as described above. Our Compensation and Management Development Committee decided to increase the base salary for some of our Named Executive Officers by $75,000 each, effective January 1, 2011.  The decision to increase the base salaries was based, in part, on an increase in the Company’s revenues for the fiscal year ended December 31, 2010, the efforts of our Named Executive Officers in connection with our 2010 debt refinancing plan and their continued efforts to expand our business through several strategic acquisitions that occurred during the fiscal year ended December 31, 2010, including the acquisition of eRAD, Inc.

The following table provides the salaries of each of the Named Executive Officers for the fiscal  year 2010 and 2011:

Name	Fiscal Year 2010 Salary($)	Fiscal Year 2011 Salary($)
Howard G. Berger, M.D.	625,000	625,000

Mark D. Stolper	350,000	425,000

Jeffrey L. Linden	400,000	475,000

John V. Crues, III, M.D.	549,870	549,870	(1)

Norman R. Hames	350,000	425,000

 (1) Estimated based on 2010 salary.

The Compensation and Management Development Committee also decided to make an equity grant of stock options under our 2006 Plan, effective January 7, 2011, to some of our Named Executive Officers.  Messrs. Hames, Linden and Stolper, each a Named Executive Officer, were awarded options to purchase 75,000 shares of our common stock which vest in three equal annual increments beginning on the first anniversary of the grant date. The Compensation and Management Development Committee decided to make these awards in order to provide each of these Named Executive Officers with a more significant equity stake in the Company and a greater incentive to contribute to our long term success and was based, in part, on their efforts in connection with our 2010 debt refinancing plan and the continued expansion of our business through strategic acquisitions during the fiscal year ended December 31, 2010.

Risk Consideration in Our Compensation Programs

Our Compensation and Management Development Committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of primarily fixed compensation with cash and non-cash long-term incentive programs. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that our executive officers do not feel pressured to focus exclusively on stock price performance to the detriment of other important aspects of our business. Our equity incentive grants have traditionally been structured to provide longer term incentives. Our Compensation and Management Development Committee believes our compensation programs strike a balance between providing secure compensation and appropriate long-term incentives, such that our executive officers are not encouraged to take unnecessary or excessive risks.

COMPENSATION COMMITTEE REPORT*

The Compensation and Management Development Committee of the Board of Directors is comprised of independent non-employee directors and operates pursuant to a written charter. A copy of the charter can be viewed by visiting our website at www.radnet.com and clicking on “Investors” and then on “Corporate Governance.” The Compensation and Management Development Committee is responsible for setting and overseeing the administration of the policies governing annual compensation of the Company’s executive officers. The Compensation and Management Development Committee reviews the performance and compensation levels for executive officers, including the chief executive officer, and sets salary levels.

The Compensation and Management Development Committee has reviewed and discussed with RadNet’s management the “Compensation Discussion and Analysis” included in this Proxy Statement. Based upon that review and analysis, the Compensation and Management Development Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation and Management Development Committee:

Lawrence L. Levitt, Chair Michael L. Sherman, M.D. David L. Swartz

________________________
*    The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Named Executive Officers:

	Annual Compensation
Name and Principal Position	Year	Salary ($)(*)		Bonus ($)	Stock Awards($)	Option Awards($)(1)	All Other Compensation ($)(5)	Totals ($)
Howard G. Berger, M.D., President and Chief Executive Officer (principal executive officer)	2010	625,000	(2)	—	—	—	9,765	634,765
	2009	500,000	(3)	—	—	—	—	500,000
	2008	500,000	(3)	—	—	—	—	500,000

Mark D. Stolper, Executive Vice President and Chief Financial Officer (principal financial officer)	2010	350,000		—	—	159,640	7,964	517,604
	2009	350,000		—	—	366,290	7,100	723,390
	2008	348,846		—	—	240,865	6,800	596,511

Jeffrey L. Linden, Executive Vice President and General Counsel	2010	400,000	(4)	—	—	159,640	16,699	576,339
	2009	400,000	(4)	—	—	219,774	15,672	635,446
	2008	400,000	(4)	—	—	240,865	15,372	656,237

John V. Crues, III, M.D., Vice President and Medical Director	2010	549,870	(3)	—	—	—	6,000	555,870
	2009	590,613	(3)	—	—	146,516	6,000	743,129
	2008	512,805	(3)	—	—	—	6,000	518,805

Norman R. Hames Executive Vice President and Chief Operating Officer – Western Operations	2010	350,000		—	—	159,640	4,875	514,515
	2009	350,000		—	—	219,774	4,875	574,649
	2008	350,000		—	—	540,865	4,875	895,740

(1)
Amounts reflect the aggregate grant date fair value of stock options granted in the year computed in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the officer. Assumptions used in the calculation of these values are included in Note 13 to our audited financial statements included in our 2010 Annual Report on Form 10-K.

(2)	Received $500,000 in salary from Beverly Radiology Medical Group III for the fiscal year ended 2010 and received the remaining $125,000 as base salary from RadNet Management, Inc.

(3)	Received from Beverly Radiology Medical Group III. Such salary is comprised of a fixed base amount of $390,000 and 10% of the revenues from certain programs Dr. Crues administers for BRMG.

(4)
Cohen & Lord, a professional corporation, a law firm with which Mr. Linden is associated, received $598,262 in fees for the year ended December 31, 2010, $410,000 in fees for the year ended December 31, 2009 and $398,128 for the year ended December 31, 2008.  Mr. Linden has specifically waived any interest in our fees paid to Cohen & Lord since becoming an officer.  See also “Certain Relationships and Related Party Transactions” above.

(5)	The Named Executive Officers receive perquisites, which may include a monthly car allowance and/or payment by the Company of the premiums for coverage under the Company’s group health insurance plans.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of awards to our Named Executive Officers under our equity incentive plans during 2010.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards(2)
Mark D. Stolper	06/08/10	100,000(3)	$2.70	$159,640
Jeffrey L. Linden	06/08/10	100,000(3)	$2.70	$159,640
Norman R. Hames	06/08/10	100,000(3)	$2.70	$159,640

(1)	Exercise prices reflect the closing public market price on the date of grant.

(2)
For discussion regarding the valuation model and assumptions used to calculate the fair value of these option awards, see Note 13 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010.

(3)
Each option was granted under the 2006 Plan and vests in equal increments on June 8, 2010, 2011 and 2012 subject to the officer’s continued service. The option term is five years from the date of grant.

Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mark D. Stolper	100,000(2)	---	3.10	07/11/2011
	150,000(3)	---	3.24	10/28/2013
	83,333(3)	166,667(3)	2.40	06/15/2014
	33,333(3)	66,667(3)	2.70	06/08/2015

Jeffrey L. Linden	18,750(4)	---	.92	08/12/2011
	212,500(2)	37,500(2)	2.52	04/28/2012
	150,000(3)	---	3.24	10/28/2013
	100,000(3)	50,000(3)	2.40	06/15/2014
	33,333(3)	66,667(3)	2.70	06/08/2015

John V. Crues, III, M.D.	33,333(3)	66,667(3)	2.40	06/15/2014

Norman R. Hames	801,237(2)	375,000	1.12	05/01/2013
	150,000(3)	---	3.24	10/28/2013
	100,000(3)	50,000(3)	2.40	06/15/2014
	33,333(3)	66,667(3)	2.70	06/08/2015

(1)
Unless otherwise indicated, one-third of the options or nonqualified warrants are fully-vested as of the date of grant and the remaining portion of the options vest in equal increments on the first and second anniversaries of the date of grant.  The options have a five-year term from the date of grant.

(2)
Relates to nonqualified warrants issued to the Named Executive Officers.  The nonqualified warrants issued to Mr. Stolper had an annual vesting schedule of 75,000 shares per year beginning July 30, 2005.  The nonqualified warrants issued to Mr. Linden have an annual vesting schedule of 42,500 shares per year beginning April 28, 2007, with the remaining 37,500 shares to vest on March 1, 2012.  The nonqualified warrants issued to Mr. Hames have an annual vesting schedule of 225,000 shares per year beginning on May 1, 2007, with the remaining 150,000 shares to vest on May 1, 2012.

(3)	Relates to options issued to the Named Executive Officers under the 2006 Plan.

(4)	Relates to options issued to the Named Executive Officers under the 2000 Long-Term Incentive Plan.

Option Exercises During 2010

There were no option exercises in the fiscal year ended December 31, 2010 by the Named Executive Officers except as follows:

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Jeffrey L. Linden	18,750	$21,000

(1)	The value realized equals the fair market value of the common stock acquired on the date of exercise minus the aggregate exercise price.

Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans, nonqualified defined contribution plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement.

The employment arrangements of some of our Named Executive Officers include a required payment of deferred compensation commencing upon termination of employment.  The following table shows the contributions, earnings and current required payments of deferred compensation.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Howard G. Berger, M.D. (1)	---	---	---	$2,500,000
Jeffrey L. Linden(2)	---	---	---	$2,000,000
Norman R. Hames(3)	---	---	---	$1,050,000

(1)
Dr. Berger is entitled to receive, upon his election to terminate employment, an amount equal to five times his 2010 base salary paid by Beverly Radiology Medical Group III, an affiliate of BRMG.  Dr. Berger’s 2010 base salary as paid by Beverly Radiology Medical Group III was $500,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.

(2)
Mr. Linden is entitled to receive, upon his election to terminate employment, an amount equal to five times his 2010 base salary.  Mr. Linden’s 2010 base salary was $400,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.

(3)
Mr. Hames is entitled to receive, upon his election to terminate employment, an amount equal to three times his 2010 base salary.  Mr. Hames’ 2010 base salary was $350,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.

Employment Agreements

We entered into an employment agreement with Mr. Linden on April 16, 2001, as amended on January 30, 2004, for an initial five-year term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement provides that Mr. Linden’s base salary is $350,000, which was subsequently amended to $400,000 through the fiscal year 2010 and has since been amended to $475,000, effective as of January 1, 2011.  The employment agreement also provides that Mr. Linden is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control — Severance Arrangements.” Mr. Linden currently serves as Executive Vice President and General Counsel.

We entered into an employment agreement with Mr. Hames on May 1, 2001, as amended on January 30, 2004 for an initial three-year term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement provides that Mr. Hames’ base salary is $225,000, which was subsequently amended to $350,000 through the fiscal year 2010 and has since been amended to $425,000, effective as of January 1, 2011.   The employment agreement also provides that Mr. Hames is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control — Severance Arrangements.” Mr. Hames currently serves as Executive Vice President and Chief Operating Officer — Western Operations.

We entered into an employment agreement with Mr. Stolper effective as of January 1, 2009, under which he serves as our Executive Vice President and Chief Financial Officer until the agreement is terminated by either party. The employment agreement provides that Mr. Stolper’s initial base salary is $350,000, which was subsequently amended to $425,000, effective January 1, 2011, and provides that he is eligible to participate in all of our bonus or incentive compensation plans generally available to our corporate officers and that he is entitled to certain benefits upon a change-in-control as described below under the heading “Potential Payments Upon Termination or Change in Control — Change-in-Control Arrangements.”

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination and Retirement

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

●	non-equity incentive compensation earned, to the extent vested;

●	equity awarded pursuant to our 2006 Plan, to the extent vested; and

●	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, no additional benefits other than those listed under the heading “Payments Made Upon Termination and Retirement” above, will be paid to our Named Executive Officers.

Severance Arrangements

Under each employment agreement discussed above under the heading “Employment Agreements,” we may terminate such Named Executive Officer’s employment at any time upon notice, as specified in each Named Executive Officer’s employment agreement, and for any reason and each Named Executive Officer may resign at any time and for any reason.

Mr. Linden

If we terminate Mr. Linden’s employment “without cause” or Mr. Linden elects to terminate his employment for any reason, Mr. Linden will be entitled to receive a severance payment in an amount equal to five times his 2010 base salary, or approximately $2,000,000. Such payments are subject to post-termination covenants intended to protect the Company’s business.

We may terminate Mr. Linden’s employment “for cause” if (i) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (ii) Mr. Linden willfully breaches or habitually neglects his duties, or (iii) Mr. Linden commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude.

Mr. Hames

If we terminate Mr. Hames’ employment “without cause” or Mr. Hames elects to terminate his employment for any reason, Mr.  Hames will be entitled to receive a severance payment in an amount equal to three times his 2010 base salary, or approximately $1,050,000. Such payments are subject to post-termination covenants intended to protect the Company’s business.

We may terminate Mr. Hames’ employment “for cause” if (i) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (ii) Mr. Hames willfully breaches or habitually neglects his duties, or (iii) Mr. Hames commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude.

Mr. Stolper

If we terminate Mr. Stolper’s employment “without cause,” Mr. Stolper is entitled to receive a severance payment in an amount equal to two times his then annual base salary over a twenty-four (24) month period commencing with the first month after his termination, or a total of $700,000 with approximately $29,166 of such total paid monthly for twenty-four (24) months if hypothetically terminated on December 31, 2010, based upon his 2010 base salary.  Such payments are subject to post-termination covenants intended to protect the Company’s business.

We may terminate Mr. Stolper’s employment “for cause” (i) if Mr. Stolper is convicted  (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonestly in connection with the performance of his duties under the employment agreement or moral turpitude, (ii) based on the willful and continued failure of Mr. Stolper to perform his duties for a period of 10 days within one fiscal year, or (iii) based on Mr. Stolper’s willingness to engage in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company.

Dr. Berger

Dr. Berger has a severance arrangement with BRMG pursuant to a consulting agreement. Under this arrangement, in the event of termination “without cause,”, Dr. Berger is entitled to receive a severance payment in an amount equal to five times his 2010 BRMG annual compensation, or approximately $2,500,000. Additionally, in the event of termination “for cause” by BRMG, Dr. Berger is entitled to receive a payment in an amount equal to one year of his 2010 annual compensation from BRMG, or approximately $500,000.

BRMG may terminate Dr. Berger’s employment “for cause” if (i) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided,  (ii) Dr. Berger willfully breaches or habitually neglects his duties, (iii) Dr. Berger commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude, (iv) Dr. Berger’s professional license is suspended, revoked or terminated or (v) Dr. Berger is convicted of a felony or of fraud involving payments or charges for professional medical services.

Change-in-Control Arrangements

None of our Named Executive Officers is generally entitled to payment of any special benefits upon a change-in-control of the Company; however all options, warrants and any other deferred equity compensation then granted to Mr. Stolper which is unvested at the time of such change-in-control shall immediately vest. Assuming a change-in-control occurred on December 31, 2010, the aggregate dollar amount of such newly vested options, warrants and other deferred equity compensation would be approximately $43,000.  Additionally, if Mr. Stolper’s employment is terminated within twelve (12) months of a change-in-control by the Company “without cause” or voluntarily by Mr. Stolper due to (i) a material default on the part of the Company under his employment agreement that remains uncured for ten (10) days or (ii) an adverse change in his duties that remains uncured for ten (10) days, Mr. Stolper will be entitled to receive a lump sum payment of two (2) times his then annual base salary.

Under the 2006 Plan, the Board of Directors of the Company, a committee thereof, or the board of directors of any surviving entity or acquiring entity, may in its discretion, in connection with a “change-in-control”, accelerate the vesting of all or any part of the options that are then outstanding.  A “change-in-control” under the 2006 Plan shall mean: a merger or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose stockholder did not own all or substantially all of our common stock immediately before such transaction); a sale of all or substantially all of our assets to another person or entity (other than a wholly-owned subsidiary of the Company); an acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity (including a “group”) as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); the dissolution or liquidation of the Company; a contested director election that results in the persons who were directors before such election or their nominees ceasing to constitute a majority of the board; or any other event that may be specified in the specific awards granted by the board of directors or a committee thereof pursuant to the 2006 Equity Incentive Plan.

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company as well as the skill level required by the members of our board. In addition, our certificate of incorporation and bylaws include indemnification provisions for our directors and executive officers and we maintain liability insurance for our directors and officers.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2010, members of our Board of Directors who were not employees of the Company received annual fees of $25,000. Additionally, members of our Board of Directors who are not employees of the Company are entitled to receive an attendance fee of $1,000 and $750 per board meeting and committee meeting, respectively. Our Chairman of the Audit Committee receives $10,000 per year for serving in such capacity and our Chairman of the Compensation and Management Development Committee receives $5,000 per year for serving in such capacity. Effective January 1, 2011, our Chairman of the Nominating and Governance Committee will receive $5,000 per year for serving in such capacity. Employee directors do not receive any additional compensation for their service as a director.

Effective January 1, 2011, the annual fee for non-employee directors was increased to $35,000.

Stock Based Incentive Compensation

For the fiscal year ended December 31, 2010, members of our Board of Directors who were not employees of the Company each received options to purchase 25,000 shares of common stock exercisable at the closing price of the Company’s common stock in the public market on the date of issuance. The shares are fully vested upon issuance.

Effective January 1, 2011, our non-employee directors will be entitled to receive an annual option grant to purchase 35,000 shares of common stock.

Travel Reimbursement

We will reimburse travel expenses for any director who is required to travel to attend an in-person board or committee meeting.  For the fiscal year ended December 31, 2010, all directors were able to participate in board and/or committee meetings telephonically, therefore no director incurred travel expenses that required reimbursement.

Director Compensation

The table below summarizes the cash and non-cash director fees earned for the fiscal year ended December 31, 2010 by each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Marvin S. Cadwell	54,750	30,084	84,834
Lawrence L. Levitt	61,250	30,084	91,334
Michael L. Sherman, M.D.	36,500	30,084	66,854
David L. Swartz	74,500	30,084	104,584

(1)
Amounts reflect the aggregate fair value of stock options on the date of grant computed in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the director. Assumptions used in the calculation of these values are included in Note 13 to our audited financial statements included in our 2010 Annual Report on Form 10-K. Each of Messrs. Cadwell, Levitt, Sherman and Swartz had a total of 131,250 shares of common stock subject to options as of December 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

We have two stock incentive plans: our 2000 Long-Term Incentive Plan (the “2000 Plan”) and our 2006 Equity Incentive Plan (the “2006 Plan”).

We have reserved 1,000,000 shares of common stock for issuance under our 2000 Plan. As of December 31, 2010, there were 132,250 options outstanding under the 2000 Plan. Upon approval of the 2006 Plan, we ceased granting options under the 2000 Plan.

We have reserved 6,500,000 shares of common stock for issuance under our 2006 Plan. The 2006 Plan provides for the grant of stock options (incentive and non-qualified), stock awards, stock appreciation rights and cash awards. If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Plan. Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued under the 2006 Plan upon the exercise of incentive stock options shall not be increased for restricted shares that are forfeited or repurchased. Notwithstanding anything in the 2006 Plan, or any award agreement to the contrary, shares attributable to awards transferred under any award transfer program shall not be again available for grant under the 2006 Plan. In addition, if we experience a stock dividend, reorganization, or other change in our capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the 2006 Plan will also adjust appropriately upon such event. As of December 31, 2010, there were 5,528,750 options outstanding under the 2006 Plan and 971,250 shares available for future issuance.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options and stock awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2010.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options And Rights (#)	(B) Weighted Average Exercise Price of Outstanding Options ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	5,661,000	3.65	971,250
Equity incentive plans not approved by stockholders(1)	2,767,898	2.50	---
TOTAL	8,428,898

(1)            Consists of shares available upon exercise of warrants granted under various agreements.

The 2000 Plan and 2006 Plan are administered by the Compensation and Management Development Committee, which has the power to determine matters related to outstanding option awards under the Plans, including conditions of vesting and exercisability. Options granted under the Plans expire no later than 10 years from the grant date. Options generally vest in increments over three or five years from the date of grant. Options granted to non-employee directors however are fully vested upon issuance.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT

 The Board of Directors is requesting that our stockholders vote in favor of adding 4,500,000 shares to the authorized grant amount to increase the 2006 Plan total to 11,000,000 shares.  We believe that this number of shares will provide enough available shares for grant under the 2006 Plan through 2014.  The 2006 Plan is the sole active plan for providing equity incentive compensation to eligible employees, consultants and non-employee directors.  The Board of Directors  believes that our 2006 Plan is in the best interest of stockholders and the Company, as equity awards granted under the plan help to attract, motivate, and retain talented employees, consultants and non-employee directors, align employees and stockholder interests, link employee compensation with Company performance, and maintain a culture based on employee stock ownership.  The following summary of major features of the 2006 Plan is qualified in its entirety by reference to the actual text of the 2006 Plan, set forth as Exhibit A, in the form as proposed to be amended.

We are seeking approval for the following amendments to the 2006 Plan:

Addition of 4,500,000 shares to the 2006 Plan.  The Board of Directors is recommending the approval of an additional 4,500,000 shares for a total authorization of 11,000,000 shares for the 2006 Plan, and to similarly increase the maximum aggregate number of shares that may be issued under the Plan through incentive stock options by 4,500,000 shares to 11,000,000 shares.  Section 3(a)(i) of the 2006 Plan will be amended in its entirety to read as follows:

“3.  Stock Subject to the Plan.

(a) Aggregate Limits.

(i) The maximum aggregate number of Shares that may be issued under the Plan through Awards is 11,000,000 Shares.  Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 11,000,000 Shares.  The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 15 of the Plan.”

General

The 2006 Plan allows us to make broad-based grants of stock options, restricted stock, RSUs, and SARs, any of which may or may not require the satisfaction of performance objectives, to employees, consultants and non-employee directors through November 2016, unless terminated earlier in accordance with the provisions of the 2006 Plan.  The purpose of these equity awards is to attract, motivate, and retain talented employees and directors, align employee and stockholder interest, link employee compensation with Company performance, and maintain a culture based on employee stock ownership.

The 2006 Plan provides that no shares will be issued in violation of any preemptive rights held by any of our stockholders and unless determined otherwise by the administrator of the 2006 Plan, awards issued thereunder may not be transferred other than by beneficiary designation, will, or by the laws of descent or distribution, and only the participant may exercise an award during his or her lifetime.

Administration and Eligibility

The 2006 Plan is administered by the Board of Directors or one or more committees of the Board of Directors, which we refer to in this section as the “Committee.” The Board of Directors has appointed the Compensation and Management Development Committee as the Committee referred to in the 2006 Plan. In the case of awards intended to qualify as “performance-based-compensation” excludable from the deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee will consist of two or more “outside directors” within the meaning of Section 162(m).

The Committeee has the authority to, among other things, select the individuals to whom awards will be granted and to determine the type of award to grant; determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards, and the form of consideration payable upon exercise; to provide for a right to dividends or dividend equivalents; and to interpret the 2006 Plan and adopt rules and procedures relating to administration of the 2006 Plan. Except to the extent prohibited by any applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the 2006 Plan. Under the 2006 Plan, the Committee may not, without stockholder approval, cancel, exchange, or surrender for cash or other awards, or amend an outstanding option or stock appreciation right for the purpose of replacing or re-granting the award with an exercise price or base price, as applicable, that is less than the exercise or base price of the original award. Adjustments to reflect stock splits and similar events will not be considered amendments for this purpose.

The Company may cause the cancellation of any Award, require reimbursement of any Award by the grantee and effect any right of recoupment of equity or other compensation provided under the 2006 Plan or otherwise in accordance with the Company’s policies and applicable law.

Awards may be granted under the 2006 Plan to any of our employees, officers, directors, or consultants or those of our affiliates. As of December 31, 2010, there were approximately 3,320 full-time employees and four non-employee directors who would be eligible to participate under the 2006 Plan.  An incentive stock option may be granted under the 2006 Plan only to a person who, at the time of the grant, is an employee of the Company or a related corporation. The closing market price for a share of our common stock on April 27, 2011 was $3.62 per share.

Types of Awards

Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period. An option under the 2006 Plan may be an incentive stock option or a nonstatutory stock option. The exercise price of an option granted under the 2006 Plan must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than ten percent of our common stock may not be less than 110 percent of the fair market value of our common stock on the date of grant.

Unless the Committee determines to use another method, the fair market value of our common stock on the date of grant will be determined as the closing sales price for our common stock on the date the option is granted (or if no sales are reported that day, the closing price on the last preceding day on which a sale occurred), using a reporting source selected by the administrator. The Committee determines the acceptable form of consideration for exercising an option, including the method of payment, either through the terms of the option agreement or at the time of exercise of an option, provided that consideration must have a value of not less than the par value of the shares to be issued and must be actually received before issuing any shares. The 2006 Plan permits payment in the form of cash, check or wire transfer, other shares of our common stock, cashless exercises, any other form of consideration and method of payment permitted by applicable laws, or any combination thereof.

An option granted under the 2006 Plan cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant and the option will expire at the time established by the Committee. After termination of the optionee’s service, he or she may exercise his or her option for the period stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option usually will remain exercisable for twelve months following such termination. In all other cases, the option generally will remain exercisable for three months.  Nevertheless, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed ten years, except that with respect to any participant who owns ten percent or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

Stock Awards

Stock awards are awards or issuances of shares of our common stock that vest in accordance with terms and conditions established by the Committee. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of common stock, payable in cash, property, or other shares of stock. The Committee may determine the number of shares to be granted, and impose whatever conditions to vesting it determines to be appropriate, including performance criteria and level of achievement versus the criteria that the Committee determines. The criteria may be based on financial performance, personal performance evaluations, and completion of service by the participant. Unless the Committee determines otherwise, shares that do not vest typically will be subject to forfeiture or to a right of repurchase of the unvested portion of such shares at the original price paid by the participant, which the Company may exercise upon the voluntary or involuntary termination of the awardee’s service with the Company for any reason, including death or disability.

For stock awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the Committee must be qualifying performance criteria. Qualifying performance criteria under the 2006 Plan include any of the following performance criteria, individually or in combination: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria.

Qualifying performance criteria may be applied either to the Company as a whole or to a business unit, affiliate, related corporation, or business segment, individually or in any combination. Qualifying performance criteria may be measured either annually or cumulatively over a period of years, and may be measured on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee in writing in the award.

Stock Appreciation Rights

A stock appreciation right is the right to receive the appreciation in the fair market value of our common stock in an amount equal to the difference between (a) the fair market value of a share of our common stock on the date of exercise, and (b) the exercise price. This amount will be paid, as determined by the Committee, in shares of our common stock with equivalent value, cash, or a combination of both. The exercise price must be at least equal to the fair market value of our common stock on the date of grant. Subject to these limitations, the Committee determines the exercise price, term, vesting schedule, and other terms and conditions of stock appreciation rights, except that stock appreciation rights terminate under the same rules that apply to stock options.

Cash Awards

Cash awards confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the Committee for a performance period. The Committee will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. The criteria may be based on financial performance or personal performance evaluations, or both. For cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the Committee must be based on one or more qualifying performance criteria, as defined in the 2006 Plan, and specified in writing.

Adjustments upon Merger or Change in Control

The 2006 Plan provides that in the event of a merger with or into another corporation in which we are not the surviving entity or the Company’s “change in control,” including the sale of all or substantially all of our assets, and various other events, the Board of Directors or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award; accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards; provide for the cancellation of awards in exchange for a cash payment to the participant; or provide for the cancellation of awards that have not been exercised or redeemed as of the relevant event.

Proposed Amendment to the 2006 Plan

The Committee may amend the 2006 Plan at any time or from time to time or may terminate it, but any such amendment shall be subject to the approval of the stockholders in the manner and to the extent required by applicable law, rules, or regulations. Nevertheless, no action by the Committee or the stockholders may alter or impair any option or other type of award under the 2006 Plan, unless mutually agreed otherwise between the holder of the award and the Committee.

If the proposed amendment to the 2006 Plan is approved by the stockholders, a total of 4,500,000 new shares of our common stock will be reserved for issuance under the 2006 Plan. The maximum aggregate number of shares that may be issued under the 2006 Plan through the exercise of incentive stock options will also be increased by 4,500,000 to 11,000,000 shares.  If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Plan.  Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued under the 2006 Plan upon the exercise of incentive stock options shall not be increased for restricted shares that are forfeited or repurchased.  Notwithstanding anything in the 2006 Plan, or any award agreement to the contrary, shares attributable to awards transferred under any award transfer program shall not be again available for grant under the 2006 Plan.  If we experience a stock dividend, reorganization, or other change in our capital structure, the Committee may, in its discretion, adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the 2006 Plan will also adjust appropriately upon such event.

New Plan Benefits

All 2006 Plan awards will be granted at the Committee’s discretion, subject to the limitations described in the 2006 Plan.  Therefore, the benefits and amounts that will be received or allocated under the 2006 Plan are not presently determinable. There are currently no plans, proposals or arrangements to grant any awards under the 2006 Plan.

Certain Federal Income Tax Information

THE FOLLOWING IS A SUMMARY AS OF MARCH 2011 OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND TO U.S. PARTICIPANTS FOR AWARDS GRANTED UNDER THE 2006 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. TAX CONSEQUENCES FOR ANY PARTICULAR INDIVIDUAL MAY BE DIFFERENT.  THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND WE URGE PARTICIPANTS TO CONSULT WITH THEIR OWN TAX ADVISOR REGARDING THE TAX IMPLICATIONS OF THEIR AWARDS UNDER THE 2006 PLAN.

Incentive Stock Options

For federal income tax purposes, a participant does not recognize taxable income when an incentive stock option is granted or upon its exercise. When an incentive stock option is exercised, however, the difference between the option exercise price and the fair market value of the shares on the exercise date is an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the participant’s regular tax for the year.

A participant who disposes of shares acquired by exercise of an incentive stock option more than two years after the option is granted and one year after its exercise recognizes a long-term capital gain or loss equal to the difference between the sale price and the exercise price. If either of the holding periods are not met and the sale price exceeds the exercise price, the participant generally will recognize ordinary income as of the exercise date equal to the difference between the exercise price and the lower of the sale price of the shares or their fair market value on the exercise date. Any gain or loss recognized on such disqualifying disposition of the shares in excess of the amount of ordinary income is characterized as capital gain or loss.

Nonstatutory Stock Options

A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income when he or she exercises the option, equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercised by an employee of the Company (or former employee who received the award while an employee of the Company) is subject to tax withholding by the Company.

Stock Awards

A participant who receives a stock award that is not subject to a “substantial risk of forfeiture” will recognize ordinary income at the time of grant equal to the difference between the fair market value of the stock on the date of grant less any amount paid for the stock. Among other things, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited if the participant ceases to provide services to the Company.  A participant who receives a restricted stock award will not recognize ordinary income at the time of grant, but will recognize ordinary income on the date or dates when the stock “vests”(i.e., is no longer subject to a substantial risk of forfeiture).

The participant’s ordinary income is measured as the difference between the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture less any amount paid for the stock.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. Upon making a Section 83(b) election, the ordinary income recognized, if any, is measured as the difference between the fair market value of the stock on the date of award less any amount paid for the stock, and the capital gain holding period commences on such date. The ordinary income recognized by an employee of the Company (or former employee who received the award while an employee of the Company) will be subject to tax withholding by the Company. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the stock on the date of grant is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares or cash received. If the participant receives shares upon exercise, any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee of the Company (or former employee who received the award while an employee of the Company) will be subject to tax withholding by the Company.

Tax Effect for the Company

Unless limited by Section 162(m) or Section 280G of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option).

Section 162(m) Limits

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our principal executive officer and each of our other three most highly paid executive officers (other than our principal financial officer). Certain performance-based compensation approved by stockholders is not subject to this deduction limit. The 2006 Plan is intended to provide that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2006 Plan provides that the maximum number of shares for which awards may be made to any employee, in any calendar year, is 125,000, except that in connection with his or her initial service, an awardee may be granted awards covering up to an additional 125,000 shares; provided, that these limitations do not apply to awards that are not intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code and these limitations will be subject to adjustment only to the extent that the adjustment will not affect the status of any award intended to qualify as “performance-based” compensation under Section 162(m) of the Code. The maximum amount payable pursuant to that portion of a cash award granted under the 2006 Plan for any fiscal year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed $1,000,000.

Section 409A

Section 409A of the Code provides specific rules governing the federal income taxation of certain types of nonqualified deferred compensation arrangements.  A violation of Section 409A of the Code generally results in an acceleration of income of amounts intended to be deferred and the imposition of a federal excise tax of 20%, paid by the service provider, over and above the income tax owed.  Additional interest and penalties may also apply.  The types of arrangements covered by Section 409A of the Code are broad and may apply to some types of awards available under the 2006 Plan.  Moreover, certain post-grant actions may subject an award to Section 409A of the Code even though the award was previously exempt from, or in compliance with, the requirements of Section 409A of the Code. The 2006 Plan provides that it and awards granted thereunder are intended to comply with the requirements of Section 409A of the Code, and are to be interpreted in a manner consistent with that intention.

Section 280G Limits

Section 280G of the Code limits the amount of compensation deductible in connection with a change in control of the Company, so-called “parachute payments.” If stock options or other awards vest upon a change in control, or if other payments contingent upon such a change in control are made, the vesting or payment may, in whole or in part, result in a nondeductible parachute payment. In addition, the recipient of the parachute payment would be subject to a 20% federal excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, that we would be required to withhold in addition to federal income tax.

Vote Required

Approval of the amendment to the 2006 Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2006 PLAN
TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  Ernst & Young LLP has audited our financial statements annually since January 1, 2007.  Representatives of Ernst & Young LLP are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.  If our stockholders vote against the ratification of Ernst & Young LLP, the Audit Committee will consider this in its selection of auditors for the following year.  Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit and other services rendered by Ernst & Young LLP for the audit of our annual financial statements as of and for the fiscal years ended December 31, 2009 and 2010 and fees billed for other services rendered by Ernst & Young LLP during that period.

	2009	2010
Audit Fees(1)	$1,033,748	$1,268,926
Audit-Related Fees(2)	---	240,000
Tax Fees(3)	---	---
All Other Fees(4)	---	---
Total	$1,033,748	$1,508,926

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence.  All services provided by Ernst & Young LLP during the fiscal year 2010 and the fiscal year 2009 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Ernst & Young LLP in providing services to us for the fiscal year ended December 31, 2010 and has concluded that such services are compatible with their independence as our auditors.

Vote Required

Ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 4
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010) and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including the Compensation Discussion and Analysis, the compensation and other related tables and narratives accompanying those tables).

As described in detail under the Compensation Discussion and Analysis Section above, our compensation policies are designed to be competitive with comparable employers and to align management’s incentives with both near term and long-term interests of our stockholders.  We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain our named executive officers and reward them for achieving the Company’s strategic initiatives and objective measures of success. Our Compensation Committee and Board of Directors believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program.

The vote on this resolution, commonly known as the “say-on-pay” proposal, is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.  The vote is advisory and its outcome will not be binding on our Board of Directors or the Company nor require our Board of Directors or Compensation Committee to take any action.  However, our Board of Directors and Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and expects to take into account the outcome of this vote when evaluating future executive compensation arrangements for our named executive officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

Approval of the compensation of our named executive officers for the stockholder advisory vote requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SEC

PROPOSAL NO. 5
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders have the opportunity to vote, on a non-binding, advisory basis, for their preferences as to how frequently a company should seek future advisory votes on the compensation of its named executive officers, which we refer to as an advisory vote on executive compensation.  By voting on this, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one year, every two years, or every three years.  Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors believes an advisory vote on executive compensation annually is the best approach for the Company and our stockholders.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with timely, direct input on our compensation philosophy, policies and practices as disclosed in that year’s proxy statement.  Setting a one-year period for holding the stockholder vote will enhance ongoing stockholder communication by providing a clear, simple means for us to obtain information on investor sentiment every year about our executive compensation matters.  Therefore our Board of Directors unanimously recommends that you vote for a one-year interval for the advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way.  Nevertheless, our Board of Directors will review and consider the outcome of this vote when making determinations as to the frequency of future advisory votes on executive compensation.  Our Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation less frequently than the frequency receiving the most votes cast by our stockholders.

Stockholders may cast a vote on the preferred voting frequency by selecting one year, two years or three years (or abstaining) when voting in response to the resolution set forth below:

“RESOLVED, that the option of every year, two years or three years that receives the highest number of votes cast for this resolution will be the frequency with which the stockholders recommend by advisory vote that the Company hold an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, (which disclosure shall include the Compensation Discussion and Analysis, Compensation of Directors and Executive Officers, and other related tables and disclosure).”

Vote Required

Approval of the frequency of vote on the compensation of our named executive officers for the stockholder advisory vote requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.  If the resolution is not adopted by the required vote of the stockholders, our Board of Directors will nonetheless consider the votes cast for each time period presented in determining the frequency for future advisory votes on executive compensation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE OPTION OF “EVERY YEAR” AS THE PREFERRED
FREQUENCY FOR THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. To make such a request, please contact us by writing to Investor Relations at RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025 or by calling 310-445-2955.  We will undertake to deliver promptly a copy of the annual report or proxy materials, as applicable, upon the receipt of such request.  Stockholders who share an address and receive multiple copies of our annual report and proxy materials may also request to receive a single copy following the instructions above.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting.  If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to exercise their discretionary authority to vote the shares that they represent in accordance with their judgment.

For further information about RadNet, Inc., please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2010, as amended, which accompanies this Proxy Statement.  Our annual report on Form 10-K is publicly available on the SEC’s website at www.sec.gov and on our website at www.radnet.com.  You may also obtain a copy by sending a written request to Investor Relations, RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

By Order of the Board of Directors, Norman R. Hames Corporate Secretary

EXHIBIT A

RADNET, INC.
2006 EQUITY INCENTIVE PLAN
(Amended and Restated as of April 19, 2011)

1.   Purpose of the Plan.  The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders' interest and share in the Company's success.

2.   Definitions.  As used herein, the following definitions shall apply:

"Act" shall mean the Securities Act of 1933, as amended.

"Administrator" shall mean the Board, any Committees, or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

"Affiliate" shall mean any entity that is directly or indirectly in control of or controlled by the Company, or any entity in which the Company has a significant ownership interest as determined by the Administrator.

"Applicable Laws" shall mean the requirements relating to the administration of stock plans under federal and state laws; any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company's agreement with such exchange or quotation system; and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, to the laws of such jurisdiction.

"Award" shall mean, individually or collectively, a grant under the Plan of an Option, Stock Award, SAR, or Cash Award.

"Awardee" shall mean a Service Provider who has been granted an Award under the Plan.

"Award Agreement" shall mean an Option Agreement, Stock Award Agreement, SAR Agreement, or Cash Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award.  Each Award Agreement is subject to the terms and conditions of the Plan.

"Board" shall mean the Board of Directors of the Company.

"Cash Award" shall mean a bonus opportunity awarded under Section 13 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the "Cash Award Agreement").

"Change in Control" shall mean any of the following, unless the Administrator provides otherwise:

(i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);

(ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

(iii) the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act);

(iv) the dissolution or liquidation of the Company;

(v) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or

(vi) any other event specified, at the time an Award is granted or thereafter, by the Board or a Committee.

Notwithstanding the foregoing, the term "Change in Control" shall not include any underwritten public offering of Shares registered under the Act.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

"Common Stock" shall mean the common stock of the Company, par value $0.01.

"Company" shall mean RadNet, Inc., a Delaware corporation, or its successor.

"Consultant" shall mean any natural person, other than an Employee or Director, who performs bona fide services for the Company or an Affiliate as a consultant or advisor.

"Conversion Award" has the meaning set forth in Section 4(b)(xii) of the Plan.

"Director" shall mean a member of the Board.

"Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

"Employee" shall mean an employee of the Company or any Affiliate, and may include an Officer or Director.  Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual's status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or an Affiliate; (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates; (iv) any change in the Awardee's status from an employee to a Consultant or Director; and (v) an employee who, at the request of the Company or an Affiliate, becomes employed by any partnership, joint venture, or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value" shall mean, unless the Administrator determines otherwise, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day for which a sale was reported), as reported in such source as the Administrator shall determine.

"Grant Date" shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

"Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

"Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

"Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

"Option" shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the "Option Agreement").  Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

"Participant" shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

"Plan" shall mean this RadNet, Inc. 2006 Equity Incentive Plan.

"Qualifying Performance Criteria" shall have the meaning set forth in Section 14(b) of the Plan.

"Related Corporation" shall mean any parent or subsidiary (as those terms are defined in Section 424(e) and (f) of the Code) of the Company.

"Service Provider" shall mean an Employee, Officer, Director, or Consultant.

"Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

"Stock Award" shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting, and transferability of which is subject during specified periods to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the "Stock Award Agreement").

"Stock Appreciation Right" or "SAR" shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR.  The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the "SAR Agreement").

"Stock Unit" shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares.  Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

"Ten-Percent Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

"Termination Date" shall mean the date of a Participant's Termination of Service, as determined by the Administrator in its sole discretion.

"Termination of Service" shall mean ceasing to be a Service Provider.  However, for Incentive Stock Option purposes, Termination of Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Related Corporations.  The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

3.   Stock Subject to the Plan.

(a)   Aggregate Limits.

(i) The maximum aggregate number of Shares that may be issued under the Plan through Awards is 11,000,000 Shares.  Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 11,000,000 Shares.  The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 15 of the Plan.

(ii) Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.  If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan.  Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased.  Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan.  The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b)   Code Section 162(m) Limit.  Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 125,000 except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 125,000 Shares.  Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall (i) not apply to any Award that is not intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, or (ii) be subject to adjustment under Section 15 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

4.   Administration of the Plan.

(a)   Procedure.

(i) Multiple Administrative Bodies.  The Plan shall be administered by the Board or one or more Committees, including such delegates as may be appointed under paragraph (a)(iv) of this Section 4.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, Awards to "covered employees" within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be "covered employees" in the future shall be made by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

(iv) Other Administration.  The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act; or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

(v) Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

(b)   Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its sole discretion:

(i) to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Service Provider;

(iv) to approve the forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, consistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include the exercise or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi) to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures, and handling of stock certificates that vary with local requirements; and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x) to modify or amend each Award, including the acceleration of vesting, exercisability, or both; provided, however, that any modification or amendment of an Award is subject to Section 16 of the Plan and may not materially impair any outstanding Award unless agreed to by the Participant;

(xi) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by service providers of an entity acquired by the Company (the "Conversion Awards").  Any conversion or substitution shall be effective as of the close of the merger or acquisition.  The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity.  Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to determine whether Awards will be settled in Shares, cash, or in any combination thereof;

(xv) to determine whether to provide for the right to receive dividends or dividend equivalents;

(xvi) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii) to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination of both, the amount of which is determined by reference to the value of the Award; and

(xix) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)   Effect of Administrator's Decision.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants.  The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.   Eligibility.  Awards may be granted to Service Providers of the Company or any of its Affiliates.

6.   Effective Date and Term of the Plan. This Plan was approved by the Board of Directors on October 11, 2006 and was approved by the stockholders on November 15, 2006.  The Plan shall continue in effect for a term of ten years from the date of the Plan's adoption by the Board unless terminated earlier under Section 16 herein.

7.   Term of Award.  The term of each Award shall be determined by the Administrator and stated in the Award Agreement.  In the case of an Option, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.   Options.  The Administrator may grant an Option or provide for the grant of an Option, from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including the achievement of performance goals, and for the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a)   Option Agreement.  Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option; (ii) the type of Option; (iii) the exercise price of the Shares and the means of payment for the Shares; (iv) the term of the Option; (v) such terms and conditions on the vesting or exercisability of an Option, or both, as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b)   Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  Notwithstanding the foregoing, if any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  The per Share exercise price may also vary according to a predetermined formula; provided, that the exercise price never falls below 100% of the Fair Market Value per Share on the Grant Date.

(iii) Notwithstanding the foregoing, at the Administrator's discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.

(c)   Vesting Period and Exercise Dates.  Options granted under this Plan shall vest, be exercisable, or both, at such times and in such installments during the Option's term as determined by the Administrator.  The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time, or such performance requirements as deemed appropriate by the Administrator.  At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

(d)   Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option.  The consideration, determined by the Administrator (or pursuant to authority expressly delegated by the Board, a Committee, or other person), and in the form and amount required by applicable law, shall be actually received before issuing any Shares pursuant to the Plan; which consideration shall have a value, as determined by the Board, not less than the par value of such Shares.  Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer;

(iii) subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator to the extent that this procedure would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended;

(v) cashless, subject to any conditions or limitations established by the Administrator;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment.

9.   Incentive Stock Option Limitations.

(a)   Eligibility.  Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

(b)   $100,000 Limitation.  Notwithstanding the designation "Incentive Stock Option" in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Nonstatutory Stock Options.  An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee's ability to exercise the Incentive Stock Option related to the performance of services is satisfied.  If the Awardee's ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered.  For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted.  However, because an acceleration provision is not taken into account before its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised before such acceleration.  The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)   Leave of Absence.  For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless the right to reemployment upon expiration of such leave is provided by statute or contract.  If the period of leave exceeds three months and the Awardee's right to reemployment is not provided by statute or contract, the Awardee's employment with the Company shall be deemed to terminate on the first day immediately following such three-month period, and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three-month period starting on the date the employment relationship is deemed terminated.

(d)   Transferability.  The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person.  Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust.  If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

(e)   Exercise Price.  The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(f)   Ten-Percent Stockholder.  If any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the Option term shall not exceed five years measured from the date of grant of such Option.

(g)   Other Terms.  Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify as Incentive Stock Options, to the extent determined desirable by the Administrator, under the applicable provisions of Section 422 of the Code.

10.   Exercise of Option.

(a)   Procedure for Exercise; Rights as a Stockholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

(ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

(iii) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised.  An Option may not be exercised for a fraction of a Share.

(b)   Effect of Termination of Service on Options.

(i) Generally.  Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant's Termination Date.  Unless otherwise provided by the Administrator, if on the Termination Date the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan.  If after the Termination of Service the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will automatically terminate, and the Shares covered by such Option will revert to the Plan.

(ii) Disability of Awardee.  Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant's Termination Date.  Unless otherwise provided by the Administrator, if at the time of Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will automatically revert to the Plan.

(iii) Death of Awardee.  Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated before the Participant's death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person or persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant's death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11.   Stock Awards.

(a)   Stock Award Agreement.  Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number; (ii) the purchase price, if any, of the Shares, and the means of payment for the Shares; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained, or vested, as applicable; (iv) such terms and conditions on the grant, issuance, vesting, or forfeiture of the Shares, as applicable, as may be determined from time to time by the Administrator; (v) restrictions on the transferability of the Stock Award; and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)   Restrictions and Performance Criteria.  The grant, issuance, retention, and vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the Awardee.

Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c)   Forfeiture.  Unless otherwise provided for by the Administrator, upon the Awardee's Termination of Service, the unvested Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares pursuant to such Stock Award, the Company shall have a right to repurchase the unvested portion of such Shares at the original price paid by the Participant.

(d)   Rights as a Stockholder.  Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.  Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she were an actual stockholder.

12.   Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

(a)   Number of SARs.  The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

(b)   Exercise Price and Other Terms.  The per SAR exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

(c)   Exercise of SARs.  SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

(d)   SAR Agreement.  Each SAR grant shall be evidenced by a SAR Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(e)   Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement.  Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

(f)   Payment of SAR Amount.  Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the exercise price of the SAR.  This amount shall be paid in cash, Shares of equivalent value, or a combination of both, as the Administrator shall determine.

13.   Cash Awards.  Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established by the Administrator for a performance period.

(a)   Cash Award.  Each Cash Award shall contain provisions regarding (i) the performance goal or goals and maximum amount payable to the Participant as a Cash Award; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) the period as to which performance shall be measured for establishing the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) restrictions on the alienation or transfer of the Cash Award before actual payment; (vi) forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.  The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed $1,000,000.

(b)   Performance Criteria.  The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance or personal performance evaluations or both.  The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.  Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c)   Timing and Form of Payment.  The Administrator shall determine the timing of payment of any Cash Award.  The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d)   Termination of Service.  The Administrator shall have the discretion to determine the effect of a Termination of Service on any Cash Award due to (i) Disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, or (v) participation in a work force restructuring.

14.   Other Provisions Applicable to Awards.

(a)   Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be bound by such terms upon acceptance of such transfer.

(b)   Qualifying Performance Criteria.  For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, Affiliate, Related Corporations, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified in the Award by the Committee:  (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders' equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) EBITDA (earnings before interest, taxes, depreciation and amortization), and (xxv) any other similar criteria.

(c)   Certification.  Before payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases of options where such relate solely to the increase in the value of the Common Stock).

(d)   Discretionary Adjustments Pursuant to Section 162(m).  Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retained, or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e)   Section 409A.  Notwithstanding anything in the Plan to the contrary, it is the Company's intent that this Plan and all Awards granted under this Plan comply with Section 409A of the Code, and each Award shall be interpreted in a manner consistent with that intention.

(f)   Clawback Policy. Notwithstanding anything in the Plan to the contrary, the Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”).  In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

(g)   No Repricing. Notwithstanding anything to the contrary in the Plan, and except for an adjustment pursuant to Section 15 or a repricing approved by the stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the Award, (2) cancel, exchange or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the Award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original Award.

15.   Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)   Changes in Capitalization.

(i) The limitations set forth in Section 3, the number and kind of Shares covered by each outstanding Award, and the price per Share (but not the total price) subject to each outstanding Award shall be proportionally adjusted to prevent dilution or enlargement of rights under the Plan for any change in the outstanding Common Stock subject to the Plan, or subject to any Award, resulting from any stock splits, combination or exchange of Shares, consolidation, spin-off or recapitalization of Shares or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends.

(ii) The Administrator shall make such adjustment in such manner as it may deem equitable and appropriate, subject to compliance with Applicable Laws.  Any determination, substitution or adjustment made by the Administrator under this Section shall be conclusive and binding on all persons.  The conversion of any convertible securities of the Company shall not be treated as a transaction requiring any substitution or adjustment under this Section.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b)   Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable before the effective date of such proposed transaction.  The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten days before such proposed transaction.  In addition, the Administrator may provide that any restrictions on any Award shall lapse before the proposed transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed transaction.

(c)   Change in Control.  If there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee, or board of directors of any surviving entity or acquiring entity may, in its discretion, (i) provide for the assumption, continuation or substitution (including an award to acquire substantially the same type of consideration paid to the stockholders in the transaction in which the Change in Control occurs) of, or adjustment to, all or any part of the Awards; (ii) accelerate the vesting of all or any part of the Options and SARs and terminate any restrictions on all or any part of the Stock Awards or Cash Awards; (iii) provide for the cancellation of all or any part of the Awards for a cash payment to the Participants; and (iv) provide for the cancellation of all or any part of the Awards as of the closing of the Change in Control; provided, that the Participants are notified that they must exercise or redeem their Awards (including, at the discretion of the Board or Committee, any unvested portion of such Award) at or before the closing of the Change in Control.

16.   Amendment and Termination of the Plan.

(a)   Amendment and Termination.  The Administrator may amend, alter, or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.

(b)   Effect of Amendment or Termination.  No amendment, suspension, or termination of the Plan shall materially impair the rights of any Award, unless agreed otherwise between the Participant and the Administrator.  Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan before the date of such termination.

(c)   Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.   Designation of Beneficiary.

(a)    An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all rights under the Awardee's Awards and all benefits under the Plan.  To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)    The Awardee may change such designation of beneficiary at any time by written notice.  If an Awardee dies and no beneficiary is validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to receive the Awardee's rights under the Awardee's Awards and all benefits under the Plan, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to receive the Awardee's rights under the Awardee's Awards and all benefits under the Plan to the extent permissible under Applicable Law.

18.   No Right to Awards or to Service.  No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates.  Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.   Preemptive Rights.  No Shares will be issued under the Plan in violation of any preemptive rights held by any stockholder of the Company.

20.   Legal Compliance.  No Share will be issued pursuant to an Award under the Plan unless the issuance and delivery of such Share, as well as the exercise of such Award, if applicable, will comply with Applicable Laws.  Issuance of Shares under the Plan shall be subject to the approval of counsel for the Company with respect to such compliance.  Notwithstanding anything in the Plan to the contrary, the Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted in a manner consistent with that intention.

21.   Inability to Obtain Authority.  To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22   Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.   Notice.  Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

24.   Governing Law; Interpretation of Plan and Awards.

(a)    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of New York.

(b)    If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.

(c)    The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)    The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.

(e)    All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion.  If the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision.  The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious.  This arbitration shall be the sole and exclusive review permitted of the Administrator's decision, and the Awardee shall as a condition to the receipt of an Award be deemed to waive explicitly any right to judicial review.

25.   Limitation on Liability.  The Company and any Affiliate or Related Corporation that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee, or any other persons as to:

(a)   The Non-Issuance of Shares.  The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)   Tax Consequences.  Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

26.   Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed a trustee of stock or cash to be awarded under the Plan.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

ANNUAL MEETING OF STOCKHOLDERS OF
RADNET, INC.

JUNE 16, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.radnet-inc.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

▼ Please detach along perforated line and mail in the envelope provided.▼

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES, AND “FOR”  PROPOSALS NO. 2, 3, 4 & 6.  THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” 1 YEAR WITH RESPECT TO PROPOSAL NO. 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following seven persons (except as marked to the contrary) as directors of the Company for a one-year term, or until their successors are duly elected and qualified:

NOMINEES

m 1. Howard G. Berger, M.D    m 5. Lawrence L. Levitt
m 2. Marvin S. Cadwell             m 6. Michael L. Sherman, M.D.
m 3. John V. Crues, III, M.D.    m 7. David L Swartz
m 4. Norman R. Hames

FOR ALL NOMINEES ☐	WITHHOLD FOR ALL NOMINEES ☐
FOR ALL
EXCEPT

☐
(see instructions below)

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here. ●

	FOR	AGAINST	ABSTAIN

2. The amendment to the 2006 Equity Incentive Plan to increase the number of shares available for issuance by 4,500,000 from 6,500,000 to 11,000,000.	☐	☐	☐

3. The ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

4. An advisory vote on the overall compensation of the company’s named executive officers.	☐	☐	☐

3 YEARS	2 YEARS	1 YEAR	ABSTAIN

5. An advisory vote on the frequency of the advisory vote on the compensation of the company’s named executive officers. ☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN

6. Other business that may properly come before the annual meeting (including adjournments and postponements).	☐	☐	☐

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW. Where no choice is specified, this proxy card will be voted FOR all nominees, For Proposals 2,3,4 and 6 and FOR “1 Year” with respect to Proposal 5.

INSTRUCTIONS:  Please consider the issues discussed in the proxy statement and cast your vote by completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement.

Stockholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or to vote telephonically if their broker, bank or other nominee participates in a program that allows for such voting.  Please consult the instruction form received from your broker or bank.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

RADNET, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2011

The undersigned hereby appoints Mark Stolper and Jeffrey Linden, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on June 16, 2011 at 10:00 a.m. (Pacific Time) and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given in respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN.  IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES, “FOR” PROPOSALS 2, 3, 4 & 6 AND “FOR” 1 YEAR WITH RESPECT TO PROPOSAL 5.

(Continued and to be signed on the reverse side)